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                                                                    EXHIBIT 99.1


                        CERTIFICATION OF QUARTERLY REPORT


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Arnold H. Brackenridge, President, Chief Executive Officer and Chief Operating Officer of TransTexas Gas Corporation (the "Company") and Ed Donahue, Vice President, Chief Financial Officer and Secretary of the Company, certify that to his knowledge:

      1. The Quarterly Report on Form 10-Q of the Company for the period ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


June 16, 2003                                    /s/ ARNOLD H. BRACKENRIDGE
                                         ---------------------------------------
                                                  Arnold H. Brackenridge
                                          President, Chief Executive Officer and
                                                  Chief Operating Officer


June 16, 2003                                        /s/ ED DONAHUE
                                         ---------------------------------------
                                                       Ed Donahue
                                         Vice President, Chief Financial Officer
                                                      and Secretary




A signed original of this written statement required by Section 906 has been provided to TransTexas Gas Corporation and will be retained by TransTexas Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.